UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 18, 2005

Empire Energy Corporation International

(Exact name of registrant as specified in its charter)

           Nevada                                  1-10077                                87-0401761

(State or other jurisdiction               (Commission                        (IRS Employer

             of incorporation)                      File Number)                       Identification No.)

16801 W. 116th Street, Suite 100

Lenexa, Kansas  66219

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (913) 469-5615

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Empire Energy Corporation International (“Empire” or the “Company”) issued a press release on Thursday, August 18, 2005, to announce that the Company had lodged an application with Mineral Resources Tasmania for license SEL 29/2005 which is 10,420 Sq. Km. in size.  If this application is successful, when combined with our existing license SEL 13/98, our total area of prospective ground under license will be approximately 25,000 Sq. Km. or 6,100,000 acres.

The press release also announced that at the annual meeting held August 17, 2005, shareholders approved an amendment of the articles of incorporation to increase authorized shares of common stock to 300 million.  In addition, shareholders approved a proposal to reduce the price of certain stock options from $1.00 AUD to $0.20 USD and extend the expiration date to December 31, 2006.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.  The following exhibits are furnished as part of this report:

Exhibit Number	Description

99.1	Press Release dated March 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Date:  August 19, 2005

By:  /s/ Malcolm Bendall

Malcolm Bendall

Director

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 18, 2005

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